Exhibit 4.1

KNIGHTSCOPE, INC.

SERIES S PREFERRED STOCK PURCHASE AGREEMENT

This Series S Preferred Stock Purchase Agreement (this “Agreement”) is dated as of ___________, and is between Knightscope, Inc., a Delaware corporation (the “Company”), and [_______] (“Purchaser”).

SECTION 1.
AUTHORIZATION, SALE AND ISSUANCE

1.1           Purchase; Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to Purchaser, [___] shares of Series S Preferred Stock (the “Shares”) at a cash purchase price of $8.00 per share and an aggregate cash purchase price of US$[___] (the “Purchase Price”).

1.2           Authorization. The Company has authorized: (a) the sale and issuance of the Shares, having the rights, privileges, preferences and restrictions set forth in the amended and restated Certificate of Incorporation of the Company (the “Restated Certificate”); and (b) the reservation of shares of Class A Common Stock for issuance upon conversion of the Shares (the “Conversion Shares”).

1.3           Regulation A Offering. On November 11, 2016, the Company filed a Form 1-A and a related Regulation A Offering Circular with the Securities and Exchange Commission (the “SEC”) in conjunction with the Company’s issuance of Series m Preferred Stock under Regulation A, which is an exemption from registration in the Securities Act for certain public offerings of securities. The Company concluded all sales of stock pursuant to the Regulation A offering in the fourth quarter of 2017. As part of the Company’s ongoing compliance with Regulation A of the Securities Act, the Company submits periodic filings to the SEC which can be accessed publicly on EDGAR.

SECTION 2.
CLOSING DATES, PURCHASE PROCEDURE AND DELIVERY

2.1           Closing. The purchase, sale and issuance of the Shares shall take place at the time and place as the Company determines in its sole discretion (the “Closing”).

2.2           Transfer Agent. The Purchaser shall receive notice and evidence of the digital entry of the number of the Shares owned by Purchaser reflected on the books and records of the Company and verified by the Company’s transfer agent (the “Transfer Agent”), which books and records shall bear a notation that the Securities were sold in reliance upon Rule 506(c) of Regulation D under the Securities Act. Upon written instruction by the Purchaser, the Transfer Agent may record the Shares beneficially owned by the Purchaser on the books and records of the Company in the name of the Purchaser.

SECTION 3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser that the following representations and warranties are true and complete in all material respects as of the date of the Closing, except as otherwise indicated below, set forth on the Schedule of Exceptions attached hereto as Exhibit A, or disclosed in the filings of the Company made publicly with the SEC required to be filed by it as a result of the Company’s issuance of Series m Preferred Stock under Regulation A of the Securities Act (the “SEC Filings”). For purposes of this Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact.

3.1           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver this Agreement, to issue and sell the Shares and the Conversion Shares and to perform its obligations pursuant to this Agreement and the Restated Certificate. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company’s financial condition or business as now conducted (a “Material Adverse Effect”).

3.2           Capitalization.

(a)          Immediately prior to the Closing, the authorized capital stock of the Company will consist of 159,169,930 shares, consisting of 94,000,000 shares of Class A Common Stock, $0.001 par value per share, 30,000,000 shares of Class B Common Stock, $0.001 par value per share, and 35,169,930 shares of Preferred Stock, $0.001 par value per share. The first series of Preferred Stock is designated “Series A Preferred Stock” and consists of 8,936,015 shares. The second Series of Preferred Stock is designated “Series B Preferred Stock” and consists of 4,707,501 shares. The third Series of Preferred Stock is designated “Series m Preferred Stock” and consists of 6,666,666 shares. The fourth series of Preferred Stock is designated “Series m-1 Preferred Stock” and consists of 333,334 shares. The fifth Series of Preferred Stock is designated “Series m-2 Preferred Stock” and consists of 1,660,756 shares. The sixth series of Preferred Stock is designated “Series m-3 Preferred Stock” and consists of 3,490,658 shares. The seventh series of Preferred Stock is designated “Series S Preferred Stock” and consists of 9,375,000 shares. The Common Stock and the Preferred Stock have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

(b)          All issued and outstanding shares of the Company’s Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(c)          The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Restated Certificate and applicable law, will be validly issued, fully paid and nonassessable. The Shares and the Conversion Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Purchasers; provided, however, that the Shares and the Conversion Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein.

3.3           Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Shares, and the performance of all of the Company’s obligations under this Agreement has been taken or will be taken before the Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

3.4           Financial Statements. Complete copies of the Company’s consolidated financial statements consisting of the balance sheets of the Company as of December 31, 2017 and the related statements of operations, stockholders’ equity and cash flows for the annual period then ended (the “Financial Statements”) have been made available to the Purchaser and appear in the SEC Filings through EDGAR. The Financial Statements are based on the books and records of the Company and fairly present, in all material respects, the consolidated financial condition of the Company as of the dates they were prepared and the results of the operations and cash flows of the Company for the period indicated. Ernst & Young LLP, which has audited the Financial Statements, is an independent accounting firm within the rules and regulations adopted by the SEC.

3.5           Intellectual Property Ownership. To the knowledge of the Company, the Company owns or possesses or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Company as presently conducted, the lack of which could reasonably be expected to have a Material Adverse Effect. Except for agreements with its own employees or consultants, standard end-user license agreements, support/maintenance agreements and agreements entered in the ordinary course of the Company’s business, there are no outstanding options, licenses or agreements relating to the Intellectual Property, and the Company is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity. The Company has not received any written communication alleging that the Company has violated any of the Intellectual Property of any other person or entity.

3.6           Compliance with Other Instruments. The Company is not in violation of any material term of its Restated Certificate or bylaws, each as amended to date, or, to the Company’s knowledge, in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound which would have a Material Adverse Effect. To the Company’s knowledge, the Company is not in violation of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations pursuant to this Agreement, and the issuance of the Shares, and the Conversion Shares, will not result in any material violation of, or materially conflict with, or constitute a material default under, the Company’s Restated Certificate or bylaws, each as amended to date, or any of its agreements, nor, to the Company’s knowledge, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

3.7           Litigation. To the Company’s knowledge, there are no actions, suits, proceedings or investigations pending against the Company or its properties (nor has the Company received written notice of any threat thereof) before any court or governmental agency that questions the validity of the Agreements or the right of the Company to enter into them, or the right of the Company to perform its obligations contemplated thereby, or that, either individually or in the aggregate, if determined adversely to the Company, would or could reasonably be expected to have a Material Adverse Effect or result in any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

3.8           No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3.9           Proceeds. The proceeds from the sale of Shares to the Purchasers will be used by the Company solely for working capital and general corporate purposes.

SECTION 4.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

By executing this Agreement, Purchaser (and, if Purchaser is purchasing the Shares in a fiduciary capacity, the person or persons for whom Purchaser is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of the Closing:

4.1           No Registration. The Purchaser understands that the Shares and the Conversion Shares, have not been, and will not be, registered under the Securities Act by reason of reliance on an exemption specified in Regulation D of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein or otherwise made pursuant hereto. Purchaser further understands that the Shares have not been registered under applicable state securities laws and are being offered and sold pursuant to the exemptions specified in said laws and, unless they are registered, may not be re-offered for sale or resold except in a transaction or as a security exempt under those laws.

4.2           Investment Intent. The Purchaser is acquiring the Shares, and the Conversion Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for immediate resale in connection with, any distribution thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares or the Conversion Shares.

4.3           Accredited Investor Status. Purchaser represents that Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

4.4           Speculative Nature of Investment. The Purchaser understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Shares. The Purchaser can bear the economic risk of the Purchaser’s investment and is able, without impairing the Purchaser’s financial condition, to hold the Shares and the Conversion Shares for an indefinite period of time and to suffer a complete loss of the Purchaser’s investment.

4.5           Company Information. Purchaser understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the SEC Filings. The Purchaser has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Company’s business, management and financial affairs, and regarding the terms and conditions of this investment, which questions were answered to its satisfaction. The Purchaser believes that it has received all the information the Purchaser considers necessary or appropriate for deciding whether to purchase the Shares and the Conversion Shares. Purchaser acknowledges that except as set forth herein and in the SEC Filings, no representations or warranties have been made to Purchaser, or to Purchaser’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

4.6           No Public Market. The Purchaser understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has no obligation to list the Shares on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares.

4.7           Authorization.

(a)          The Purchaser has all requisite power and authority to execute and deliver this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Purchaser’s obligations under this Agreement, has been taken or will be taken before the Closing.

(b)          This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c)          No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the performance of the Purchaser’s obligations hereunder.

4.8           No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or related documents based on any arrangement or agreement binding upon Purchaser. The Purchaser will indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

4.9           Tax Advisors. The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.10         Shareholder Information. Within five days after receipt of a request from the Company, the Purchaser hereby agrees to provide such information with respect to its status as a stockholder (or potential stockholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject. Purchaser further agrees that in the event it transfers any Shares or Conversion Shares, it will require the transferee of such Shares or Conversion Shares to agree to provide such information to the Company as a condition of such transfer.

4.11         Legends. Purchaser understands that the Shares, and any securities issued in respect of or exchange for the Shares, including the Conversion Shares, may bear any one or more legends with respect to restrictions on distribution, transfer, resale, assignment or subdivision of the Shares imposed by the Restated Certificate and applicable federal and state securities laws, including the following legend:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE PURCHASE AGREEMENT PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

4.12         Representations by Non-United States persons. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Shares and the Conversion Shares or any use of this Agreement, including (i) the legal requirements within the Purchaser’s jurisdiction for the purchase of the Shares and the Conversion Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. The Purchaser’s purchase and payment for, and the Purchaser’s continued beneficial ownership of, the Shares and the Conversion Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

SECTION 5.
COVENANTS

5.1           Indemnity. The representations, warranties and covenants made by the Purchaser herein shall survive the relevant Closing. The Purchaser agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any other document furnished by the Purchaser to any of the foregoing in connection with this transaction.

5.2           Market Standoff. Purchaser shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Purchaser (other than those included in the registration) during the period from the filing of a registration statement of the Company filed under the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time (the “Securities Act”), that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of the registration statement (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 5.3 with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Purchaser agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this section.

SECTION 6.
MISCELLANEOUS

6.1           Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Purchaser.

6.2           Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a)          if to the Purchaser, to the Purchaser’s address or electronic mail address as provided to the Company on the signature page hereto or to such other address as may be specified by written notice from time to time by the Purchaser;

(b)          if to the Company, to the attention of the Chief Executive Officer of the Company at 1070 Terra Bella Avenue, Mountain View, CA 94043, or at such other current address as the Company shall have furnished to the Purchasers.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), Purchaser consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) electronic mail to the electronic mail address set forth on the Purchaser’s profile on the Platform (or to any other electronic mail address for the Purchaser or other security holder in the Company’s records), (ii) posting on an electronic network together with separate notice to the Purchaser or other security holder of such specific posting or (iii) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Purchaser or other security holder. This consent may be revoked by a Purchaser or other security holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

6.3           Escrow of Shares; Purchase Price. Purchaser acknowledges and agrees that the Company may hold the Shares and the Purchase Price in escrow pending the Company’s verification of Purchaser’s status as an “Accredited Investor” as defined in Rule 501(a) of Regulation D of the Securities Act as adopted by the SEC.

6.4           Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

6.5           Expenses. The Company and the Purchaser shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

6.6           Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby for one year from the date of the Closing.

6.7           Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Purchaser without the prior written consent of the Company. Any attempt by Purchaser without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.8           Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subjects hereof and constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

6.9           Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

6.10         Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

6.11         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.12         Electronic Execution and Delivery. A facsimile, telecopy or other electronic reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile, e-mail, or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

6.13         Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

6.14         Waiver of Class Action Claims. THE PARTIES AGREE THAT THEY MAY BRING CLAIMS AGAINST THE OTHER ONLY IN THEIR RESPECTIVE INDIVIDUAL CAPACITIES, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS, REPRESENTATIVE, OR COLLECTIVE ACTION.

6.15         Arbitration. Purchaser agrees that any and all controversies, claims, or disputes with anyone (including Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise), arising out of, relating to, or resulting from any breach of this Agreement, shall be subject to binding arbitration under the Arbitration PROVISIONS set forth in California Code of Civil Procedure SectionS 1280 through 1294.2 (the “ACT”) and pursuant to California law. THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE ACT. Purchaser further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Purchaser.

6.16         Procedure. Purchaser agrees that any arbitration will be administered by american arbitration association (“AAA”) pursuant to its COMMERCIAL Arbitration Rules & Procedures (the “AAA RULES”). THE ARBITRATION PROCEEDING SHALL BE CONDUCTED BEFORE A SOLE NEUTRAL ARBITRATOR AND EACH PARTY SHALL BE RESPONSIBLE FOR ITS OWN COSTS AND EXPENSES OF SUCH ARBITRATION. Purchaser agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. Purchaser agrees that the arbitrator shall issue a written decision on the merits. PURCHASER ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY WHERE PROVIDED BY APPLICABLE LAW. PURCHASER AGREES that the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. PURCHASER agrees that the arbitrator shall administer and conduct any arbitration in ACCORDANCE with CALIFORNIA LAW, including the California Code of Civil Procedure AND THE CALIFORNIA EVIDENCE CODE, and that the arbitrator shall apply substantive and procedural California law to any dispute or claim, without reference to rules of conflict of law. To the extent that the AAA Rules conflict with California law, California law shall take precedence. PURCHASER further agrees that any arbitration under this agreement shall be conducted in SANTA CLARA COUNTY, california. The parties shall request that the arbitrator conduct the arbitration proceeding in an expedited fashion in order to complete the proceeding and render a written decision within 180 days of the date upon which the arbitrator was appointed under the AAA Rules. The parties shall use their best efforts to cooperate with the arbitrators to complete the proceeding and render a decision within such 180 day period.

6.17         Remedy. Except as provided by the ACT AND THIS AGREEMENT, arbitration shall be the sole, exclusive, and final remedy for any dispute between PURCHASER and the Company. Accordingly, except as provided for by the ACT AND this agreement, neither PURCHASER nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration.

6.18         Obligation of Company. The Company agrees to use its reasonable efforts to enforce the terms of this Agreement, to inform the Purchaser of any breach hereof (to the extent the Company has knowledge thereof) and to assist the Purchaser in the exercise of its rights and the performance of its obligations hereunder.

(Signature Pages Follow)

The parties are signing this Agreement as of the date first stated in the introductory clause.

KNIGHTSCOPE, INC.
a Delaware corporation

By:
William Santana Li
Chief Executive Officer

(Signature Page to Purchase Agreement)

The parties are signing this Agreement as of the date first stated in the introductory clause.

PURCHASER

[_________]

By:

Name:

Title:

Address:

Phone:

Email:

(Signature Page to Purchase Agreement)